EX-99.g.1.iii

Execution Version

AMENDMENT NO. 5 TO MUTUAL FUND CUSTODY AND SERVICES AGREEMENT

This Amendment (“Amendment”) is made as of December 31, 2021 (“Effective Date”), by and between each investment company listed on Appendix D attached hereto (referred to herein, each separately, as the “Fund”) and The Bank of New York Mellon (referred to herein as the “Custodian”).

BACKGROUND:

A.

The Fund and the Custodian are parties to a Mutual Fund Custody and Services Agreement dated as of July 20, 2007 (the “Agreement”), relating to the Custodian’s provision of custody services described in the Agreement to the Fund. This Amendment is an amendment to the Agreement.

B.	The parties desire to amend the Agreement as set forth herein.

TERMS:

The parties hereby agree that:

1.

A new Article I Section 6.h of the Agreement is hereby added as follows: h. Third Party Data. In performing its services under this Agreement, the Custodian is entitled to rely without inquiry on (1) data provided by the Fund, (2) data provided by market utilities and (3) data provided by other providers of data where such data is required by the Custodian in order for the Custodian to perform its services under this Agreement. The Custodian is not responsible for losses incurred by the Fund in relation to any such data being inaccurate or incomplete. For clarity, if data is provided to the Custodian by an affiliate of the Custodian pursuant to an agreement relating to the Fund to which such affiliate is a party, the foregoing sentence is not intended to affect any liability such affiliate may have pursuant to such agreement.

2.

Article IV Section 5.b of the Agreement is hereby deleted in its entirety and replaced with the following: b. The Custodian shall indemnify and hold the Fund harmless from all liabilities and costs and expenses, including reasonable counsel fees and expenses, resulting from the negligence or willful misconduct of the Custodian, any agent or subcustodian appointed by the Custodian or any of its or their directors, officers, agents, nominees or employees, in the performance of any functions hereunder, or any other failure to comply with the standard of care required by this Agreement. This provision shall survive the termination of this Agreement.

3.

The first sentence of Article IV Section 7.a of the Agreement is hereby deleted in its entirety and replaced with the following: The term of this Agreement shall continue until December 31, 2025 (the “Initial Term”).

4.

The following is added to Article IV Section 7.h of the Agreement: For the avoidance of doubt, the Custodian shall be permitted to retain all or any portion of the records and data and retain any digital backup copies created through automated system processes, in accordance with the confidentiality obligations specified in this Agreement for as long as the information is retained, to the extent required by any applicable law, regulation, supervisory or regulatory body or the Custodian’s internal compliance requirements.

5.

Article IV Section 9.e of the Agreement is hereby deleted in its entirety and replaced with the following: e. This Agreement shall extend to and shall be binding upon the parties hereto, and their respective successors and assigns; provided, however, that this Agreement shall not be assignable by the Fund without the written consent of the Custodian, or by the Custodian without the written consent of the Fund, authorized or approved by a vote of the Board, provided, however, that a Fund merger or reorganization where the fund surviving from such merger or reorganization assumes the duties and obligations of such Fund under this Agreement shall not require the Custodian’s consent; provided further, however, that the Custodian may not assign or subcontract the rights or delegate the duties or outsource or offshore any services pursuant to this Agreement (“Services”), without the written consent of the Fund, and any other attempted assignment without written consent shall be null and void. Notwithstanding the foregoing, (1) no consent shall be required for the Custodian to assign this Agreement or to assign or subcontract the rights or delegate the duties or outsource or offshore the Services contemplated hereunder to an affiliate of the Custodian, provided the Custodian provides thirty (30) days advance written notice to the other parties hereto, (2) no consent shall be required for the Custodian to assign this Agreement to any successor to the business of the Custodian to which this Agreement relates, provided the Custodian provides thirty (30) days advance written notice (or such shorter notice reasonably necessitated by the circumstances) to the other parties hereto and provided further that such assignee satisfies the requirements for serving as a custodian for an investment company registered under the Investment Company Act of 1940, as amended, and (3) no consent shall be required for the Custodian to utilize a subcustodian in connection with the provision of the Services.

6.

A new final sentence of Article IV Section 9.i of the Agreement is hereby added as follows: Each of the parties to this Agreement expressly and irrevocably waives, to the fullest extent permitted by applicable law, any right to a jury trial with respect to all suits and proceedings arising out of or relating to this Agreement.

7.

A new Article IV Section 9.m of the Agreement is hereby added as follows: m. In connection with this Agreement, the Fund may enter into foreign exchange transactions (including foreign exchange hedging transactions) with the Custodian or an affiliate of the Custodian acting as a principal or otherwise through customary channels. With respect to such foreign exchange transactions, the Custodian or such affiliate of the Custodian is acting as a principal counterparty on its own behalf and is not acting as a fiduciary or agent for, or on behalf of, the Fund, a Series, any investment manager or any account.

8.

A new Article IV Section 9.n of the Agreement is hereby added as follows: n. For clarity, the Custodian may (1) use information regarding the Fund in connection with certain functions performed on a centralized basis by the Custodian, its affiliates and joint ventures and their service providers (including audit, accounting, risk, legal, compliance, sales, administration, product communication, relationship management, compilation and analysis of customer-related data and storage); (2) disclose such information to its affiliates and joint ventures and to its and their service providers who are subject to reasonable confidentiality obligations in accordance with applicable laws and regulations; (3) securely store in a manner consistent with applicable laws and regulations the names and business contact information of the Fund’s employees and representatives relating to this Agreement on the systems or in the records of the Custodian’s affiliates and joint ventures and its and their service providers; and (4) aggregate information regarding the Fund on an anonymized basis with other similar client data for the Custodian’s and its affiliates’ reporting, research, product development and distribution, and marketing purposes (for clarity, the Fund will not be charged by the Custodian for such aggregation or use by the Custodian or the Custodian’s affiliates, unless agreed to in writing by the Fund). For clarity, the foregoing provisions of this Section 9(n) do not relate to nonpublic personal information or authorize the Custodian to utilize nonpublic personal information in a way that would violate any applicable federal and state privacy laws and regulations.

9.

A new Article IV Section 9.o of the Agreement is hereby added as follows: o. At the Fund’s request and subject to the Custodian’s approval, as an accommodation to the Fund, the Custodian will provide consolidated recordkeeping services reflecting on statements provided to the Fund assets not held by the Custodian (“Non-Custody Assets”). Non-Custody Assets will be designated on the Custodian’s books as “assets not held in custody” or by other similar designation and are not considered assets maintained by the Custodian under this Agreement. The Fund acknowledges and agrees that, notwithstanding anything contained elsewhere in this Agreement, (1) the Fund will have no security entitlement against the Custodian with respect to Non-Custody Assets; (2) the Custodian will rely without inquiry on information provided by the Fund or its designee regarding Non-Custody Assets (including positions) and (3) the Custodian will have no responsibility with respect to Non-Custody Assets or the accuracy of any information maintained on the Custodian’s books or set forth on account statements concerning Non-Custody Assets.

10.

Section 4 of Amendment No. 2 to the Agreement (dated July 1, 2017) is hereby deleted in its entirety and replaced with the following: BNYM shall perform penetration testing activities on its systems related to the Services provided hereunder, at least annually, as part of its information security policies and procedures. The Fund agrees and understands that BNYM does not guarantee that the penetration testing activities will detect all security weaknesses, potential security problems or potential breaches. BNYM will provide the Fund with a certification confirming the completion of the testing promptly after it is complete. The Custodian will at its own cost remediate identified security vulnerabilities in accordance with its information security program.

11.

Section 7 of Amendment No. 2 to the Agreement (dated July 1, 2017) is hereby deleted in its entirety and replaced with the following: Annually, upon the Fund’s request, BNYM will confirm in writing completion of its ISO 27001 certification, and will provide a SOC 1 Type II Report covering BNYM’s internal control over financial reporting applicable to the processing of Fund information.

12.

Section 9 of Amendment No. 2 to the Agreement (dated July 1, 2017) is hereby deleted in its entirety and replaced with the following: In performing the Services, BNYM shall comply with all laws, rules and regulations in connection with this Agreement to which BNYM is subject and with such standards as may be imposed on BNYM by law and by the requirements of all regulatory authorities.

13.	For clarity, as of the Effective Date of this Amendment the Agreement shall be deemed to be in its “Initial Term” (as defined in Section 3 above).

14.	Appendix D of the Agreement is hereby deleted in its entirety and replaced with Appendix D attached hereto.

15.

Appendix E of the Agreement is hereby deleted in its entirety. The first sentence of Article IV Section 1.a of the Agreement is hereby deleted in its entirety and replaced with the following: The Fund will compensate the Custodian for its services rendered under this Agreement in accordance with the fees set forth in a fee schedule agreed in writing between the Fund and the Custodian (the “Fees”).

16.	Miscellaneous.

(a)

As hereby amended and supplemented, the Agreement, as well as capitalized terms not defined in this Amendment, shall remain in full force and effect. In the event of a conflict between the terms of this Amendment and the terms of the Agreement, the terms of this Amendment shall control.

(b)

The Agreement, as amended hereby, constitutes the complete understanding and agreement of the parties with respect to the subject matter thereof and supersedes all prior communications with respect thereto.

(c)	To the extent required by applicable law, the terms of this Amendment and the fees and expenses associated with this Amendment have been disclosed to and approved by the governing body of the Fund.

(d)	This Amendment shall be governed by the laws of the Commonwealth of Pennsylvania, without regard to its principles of conflicts of laws.

(e)

The parties expressly agree that this Amendment may be executed in one or more counterparts and expressly agree that such execution may occur by manual signature on a physically delivered copy of this Amendment, by a manual signature on a copy of this Amendment transmitted by facsimile transmission, by a manual signature on a copy of this Amendment transmitted as an imaged document attached to an email, or by "Electronic Signature", which is hereby defined to mean inserting an image, representation or symbol of a signature into an electronic copy of this Amendment by electronic, digital or other technological methods. Each counterpart executed in accordance with the foregoing shall be deemed an original, with all such counterparts together constituting one and the same instrument. The exchange of executed counterparts of this Amendment or of executed signature pages to counterparts of this Amendment, in either case by facsimile transmission or as an imaged document attached to an email transmission, shall constitute effective execution and delivery of this Amendment and may be used for all purposes in lieu of a manually executed and physically delivered copy of this Amendment.

IN WITNESS WHEREOF, each of the parties hereto has caused this Amendment to be executed as of the Effective Date by its duly authorized representative indicated below. An authorized representative, if executing this Amendment by Electronic Signature, affirms authorization to execute this Amendment by Electronic Signature and that the Electronic Signature represents an intent to enter into this Amendment and an agreement with its terms.

The Bank of New York Mellon

By:	/s/ Chris Healy
Name:	Christopher Healy
Title:	Managing Director

DELAWARE GROUP
ADVISER FUNDS, on behalf of
its Portfolios identified on
Appendix D

DELAWARE GROUP CASH
RESERVE, on behalf of its
Portfolios identified on Appendix
D

DELAWARE GROUP EQUITY
FUNDS I, on behalf of its
Portfolios identified on Appendix
D

DELAWARE GROUP EQUITY
FUNDS II, on behalf of its
Portfolios identified on Appendix
D

DELAWARE GROUP EQUITY
FUNDS IV, on behalf of its
Portfolios identified on Appendix
D

DELAWARE GROUP EQUITY
FUNDS V, on behalf of its
Portfolios identified on Appendix
D

DELAWARE GROUP
FOUNDATION FUNDS, on
behalf of its Portfolios identified
on Appendix D

DELAWARE GROUP INCOME
FUNDS, on behalf of its
Portfolios identified on Appendix
D

DELAWARE GROUP STATE
TAX-FREE INCOME TRUST,
on behalf of its Portfolios
identified on Appendix D

DELAWARE GROUP TAX-
FREE FUND, on behalf of its
Portfolios identified on Appendix
D

DELAWARE GROUP
GLOBAL & INTERNATIONAL
FUNDS, on behalf of its
Portfolios identified on Appendix
D

VOYAGEUR INSURED
FUNDS, on behalf of its
Portfolios identified on Appendix
D

VOYAGEUR INTERMEDIATE
TAX FREE FUNDS, on behalf
of its Portfolios identified on
Appendix D

VOYAGEUR MUTUAL
FUNDS, on behalf of its
Portfolios identified on Appendix
D

VOYAGEUR MUTUAL
FUNDS II, on behalf of its
Portfolios identified on Appendix
D

DELAWARE GROUP
GOVERNMENT FUND, on
behalf of its Portfolios identified
on Appendix D

DELAWARE GROUP
LIMITED-TERM
GOVERNMENT FUNDS, on
behalf of its Portfolios identified
on Appendix D

DELAWARE POOLED TRUST,
on behalf of its Portfolios
identified on Appendix D

VOYAGEUR MUTUAL
FUNDS III, on behalf of its
Portfolios identified on Appendix
D

VOYAGEUR TAX FREE
FUNDS, on behalf of its
Portfolios identified on appendix
D

DELAWARE VIP TRUST, on
behalf of its Portfolios identified
on Appendix D

IVY FUNDS, on behalf of its
Portfolios identified on Appendix
D

IVY VARIABLE INSURANCE
PORTFOLIOS, on behalf of its
Portfolios identified on Appendix
D

INVESTED PORTFOLIOS, on
behalf of its Portfolios identified
on Appendix D

DELAWARE INVESTMENTS
COLORADO MUNICIPAL
INCOME FUND, INC.

DELAWARE INVESTMENTS
NATIONAL MUNICIPAL
INCOME FUND

DELAWARE INVESTMENTS
MINNESOTA MUNICIPAL
INCOME FUND II, INC.

DELAWARE INVESTMENTS
DIVIDEND AND INCOME
FUND, INC.

DELAWARE IVY HIGH
INCOME OPPORTUNITIES
FUND

DELAWARE ENHANCED
GLOBAL DIVIDEND AND
INCOME FUND

By:

By:	/s/ Daniel V. Geatens
Name:	Daniel V Geatens
Title:	Senior Vice President

Appendix D

The following Registrants and Series are covered by, and made parties to, the Agreement as of the date first written above.

Registrants and Series
Delaware Group® Adviser Funds
Delaware Diversified Income Fund
Delaware Group® Cash Reserve
Delaware Investments Ultrashort Fund
Delaware Group® Equity Funds I
Delaware Mid Cap Value Fund
Delaware Group® Equity Funds II
Delaware Value® Fund
Delaware Group® Equity Funds IV
Delaware Healthcare Fund
Delaware Small Cap Growth Fund
Delaware Smid Cap Growth Fund
Delaware Covered Call Strategy Fund
Delaware Equity Income Fund
Delaware Global Equity Fund
Delaware Growth and Income Fund
Delaware Growth Equity Fund
Delaware Hedged U.S. Equity Opportunities Fund
Delaware Opportunity Fund
Delaware Premium Income Fund
Delaware Total Return Fund
Delaware Group® Equity Funds V
Delaware Small Cap Core Fund
Delaware Small Cap Value Fund
Delaware Wealth Builder Fund
Delaware Group® Foundation Funds
Delaware Strategic Allocation Fund
Delaware Group® Global & International Funds
Delaware Emerging Markets Fund
Delaware International Small Cap Fund
Delaware International Value Equity Fund
Delaware Group® Government Fund
Delaware Emerging Markets Debt Corporate Fund
Delaware Strategic Income Fund

Registrants and Series
Delaware Group® Income Funds
Delaware Corporate Bond Fund
Delaware Extended Duration Bond Fund
Delaware Floating Rate Fund
Delaware High-Yield Opportunities Fund
Delaware Group® Limited-Term Government Funds
Delaware Limited-Term Diversified Income Fund
Delaware Tax-Free New Jersey Fund
Delaware Tax-Free Oregon Fund
Delaware Group® State Tax-Free Income Trust
Delaware Tax-Free Pennsylvania Fund
Delaware Group® Tax-Free Fund
Delaware Tax-Free USA Fund
Delaware Tax-Free USA Intermediate Fund
Delaware Pooled® Trust
Macquarie Emerging Markets Portfolio
Macquarie Emerging Markets Portfolio II
Macquarie Labor Select International Equity Portfolio
Delaware Global Listed Real Assets Fund (formerly, Delaware REIT Fund)
Delaware VIP® Trust
Delaware VIP® Emerging Markets Series
Delaware VIP® Small Cap Value Series
Delaware VIP® Equity Income Series
Delaware VIP® Fund for Income Series
Delaware VIP® Growth and Income Series
Delaware VIP® Growth Equity Series
Delaware VIP® International Series
Delaware VIP® Investment Grade Series
Delaware VIP® Limited Duration Bond Series
Delaware VIP® Opportunity Series
Delaware VIP® Special Situations Series
Delaware VIP® Total Return Series
InvestEd Portfolios
InvestEd 90 Portfolio
InvestEd 80 Portfolio
InvestEd 70 Portfolio
InvestEd 60 Portfolio
InvestEd 50 Portfolio
InvestEd 40 Portfolio
InvestEd 30 Portfolio
InvestEd 20 Portfolio
InvestEd 10 Portfolio
InvestEd 0 Portfolio

Registrants and Series
Ivy Funds
Delaware Ivy Accumulative Fund
Delaware Ivy Multi-Asset Income Fund
Delaware Ivy Strategic Income Fund
Delaware Ivy Asset Strategy Fund
Delaware Ivy Balanced Fund
Delaware Ivy California Municipal High Income Fund
Delaware Ivy Cash Management Fund
Delaware Ivy Core Equity Fund
Delaware Ivy Corporate Bond Fund
Delaware Ivy Crossover Credit Fund
Delaware Ivy Systematic Emerging Markets Equity Fund
Delaware Ivy Energy Fund
Delaware Ivy Global Bond Fund
Delaware Ivy Global Equity Income Fund
Delaware Ivy Global Growth Fund
Delaware Ivy Government Money Market Fund
Delaware Ivy Government Securities Fund
Delaware Ivy High Income Fund
Delaware Ivy International Core Equity Fund
Delaware Ivy International Small Cap Fund
Delaware Ivy Large Cap Growth Fund
Delaware Ivy LaSalle Global Real Estate Fund
Delaware Ivy Limited-Term Bond Fund
Delaware Ivy Managed International Opportunities Fund
Delaware Ivy Mid Cap Growth Fund
Delaware Ivy Mid Cap Income Opportunities Fund
Delaware Ivy Municipal Bond Fund
Delaware Ivy Municipal High Income Fund
Delaware Ivy Natural Resources Fund
Delaware Ivy Emerging Markets Local Currency Debt Fund
Delaware Ivy Total Return Bond Fund
Delaware Ivy High Yield Fund
Delaware Ivy ProShares Interest Rate Hedged High Yield Index Fund
Delaware Ivy ProShares MSCI ACWI Index Fund
Delaware Ivy ProShares Russell 2000 Dividend Growers Index Fund
Delaware Ivy ProShares S&P 500 Bond Index Fund
Delaware Ivy S&P 500 Dividend Aristocrats Index Fund
Delaware Ivy International Value Fund

Registrants and Series
Ivy Funds (continued)
Delaware Ivy Science and Technology Fund
Delaware Ivy Securian Core Bond Fund
Delaware Ivy Securian Real Estate Securities Fund
Delaware Ivy Smid Cap Core Fund
Delaware Ivy Small Cap Growth Fund
Delaware Ivy Value Fund
Delaware Ivy Wilshire Global Allocation Fund
Ivy Variable Insurance Portfolios
Delaware Ivy VIP Asset Strategy
Delaware Ivy VIP Balanced
Delaware Ivy VIP Core Equity
Delaware Ivy VIP Corporate Bond
Delaware Ivy VIP Energy
Delaware Ivy VIP Global Bond
Delaware Ivy VIP Global Equity Income
Delaware Ivy VIP Global Growth
Delaware Ivy VIP Government Money Market
Delaware Ivy VIP Growth
Delaware Ivy VIP High Income
Delaware Ivy VIP International Core Equity
Delaware Ivy VIP Limited-Term Bond
Delaware Ivy VIP Mid Cap Growth
Delaware Ivy VIP Natural Resources
Delaware Ivy VIP Pathfinder Aggressive
Delaware Ivy VIP Pathfinder Conservative
Delaware Ivy VIP Pathfinder Moderate
Delaware Ivy VIP Pathfinder Moderate - Managed Volatility
Delaware Ivy VIP Pathfinder Moderately Aggressive
Delaware Ivy VIP Pathfinder Moderately Aggressive - Managed Volatility
Delaware Ivy VIP Pathfinder Moderately Conservative
Delaware Ivy VIP Pathfinder Moderately Conservative - Managed Volatility
Delaware Ivy VIP Science and Technology
Delaware Ivy VIP Securian Real Estate Securities
Delaware Ivy VIP Smid Cap Core
Delaware Ivy VIP Small Cap Growth
Delaware Ivy VIP Value
Voyageur Insured Funds
Delaware Tax-Free Arizona Fund
Voyageur Intermediate Tax Free Funds
Delaware Tax-Free Minnesota Intermediate Fund

Voyageur Mutual Funds
Delaware Minnesota High-Yield Municipal Bond Fund
Delaware National High-Yield Municipal Bond Fund
Delaware Tax-Free California Fund
Delaware Tax-Free Idaho Fund
Delaware Tax-Free New York Fund
Voyageur Mutual Funds II
Delaware Tax-Free Colorado Fund
Voyageur Mutual Funds III
Delaware Select Growth Fund
Voyageur Tax Free Funds
Delaware Tax-Free Minnesota Fund
Delaware Enhanced Global Dividend and Income Fund
Delaware Investments Dividend and Income Fund, Inc.
Delaware Investments Colorado Municipal Income Fund, Inc.
Delaware Investments Minnesota Municipal Income Fund II, Inc.
Delaware Investments National Municipal Income Fund
Delaware Ivy High Income Opportunities Fund